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                                                                    EXHIBIT 23.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Attunity Ltd. 1998 Stock Option Plan, of our report dated March 11, 2004, with respect to the consolidated financial statements of Attunity Ltd. included in its Annual Report on Form 20-F/A for the year ended December 31, 2003, filed with the Securities and Exchange Commission.











                                            /s/Kost Forer Gabbay and Kasierer
Tel-Aviv, Israel                               KOST FORER GABBAY & KASIERER
January 24, 2005                             A Member of Ernst & Young Global